UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2005

NES Rentals Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1280191	20-0664255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8770 W. Bryn Mawr 4TH Floor Chicago, IL		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 773-695-3999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

During December 2004, the Board of Directors of NES Rentals Holdings, Inc. (the “Board”) approved the NES Rentals Holdings, Inc. 2005 Incentive Compensation Plan (the “2005 Plan”).  The 2005 Plan is a short-term cash incentive program available to certain employees and officers of NES Rentals Holdings, Inc. and its subsidiaries (the “Company”).  There is no formal 2005 Plan document to file.  The following is a description of the 2005 Plan.

The 2005 Plan provides for target bonus percentages of 100% of base salary for the Chief Executive Officer, 50% of base salary for all other named executive officers, and a range of percentages down to 5% of base salary for certain other employees.  The 2005 Plan establishes performance objectives that the Company is required to meet in order for cash awards to be paid to participants.  The performance objectives are based primarily upon financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NES RENTALS HOLDINGS INC.

Dated: February 4, 2005	By:	/s/ Michael D. Milligan
Michael D. Milligan
Senior Vice President
and
Chief Financial Officer